SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                      -------------------------------------
                             CALYPSO WIRELESS, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                  135671924
   (State or other jurisdiction              (IRS Employer Identification No.)
 of incorporation or organization)

            DAVID  DAVILA
       5753N.W.  158  STREET
   MIAMI  LAKES,  FLORIDA  33014
       PHONE:  305  828  3418

(Address, including zip code, and number,   (Name,address, including zip code,
  including area code, of registrant's        telephone and telephone number,
                                         including area code, principal offices)
                                                 of  agent  for  service)


                  ---------------------------------------------
                        SEARS CRAWFORD COMPENSATION PLAN
                  ---------------------------------------------
                              (Full title of plan)

                                   COPIES TO:

                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                  1065 AVENUE OF THE AMERICAS NEW YORK NY 10018
                    PHONE:  212 930 9700   FAX: 212 930 9725

                         CALCULATION OF REGISTRATION FEE

                             Proposed       Proposed
Title of                     Maximum        Maximum
Securities    Amount         Offering       Aggregate   Amount of
To be         to  be         Price          Offering    Registration
Registered    Registered(1)  Per Share(1)   Price(2)    Fee
------------  -------------  -------------  ----------  ------------
Common Stock        200,000  $        3.27  $ 654,000  $83.00

--------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the issuer's Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.

(2) Computed pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. The offering price per share, maximum aggregate offering price and registration fee is based upon the average of the high and the low price on the Pink Sheets on March 23, 2003.

                                     PART I

ITEM 1.  PLAN  INFORMATION.

     The documents containing the information specified in Item 1 will be sent or given to participants in the Sears Crawford Compensation Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2. REGISTRANT INFORMATION AND SEARS CRAWFORD CONSULTING AGREEMENT INFORMATION.

The Company has provided a written statement to the above consultants advising them of the availability, without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II of the Registration Statement, and stating that these documents are incorporated by reference in the
Section  10(a)  prospectus.).

PART  II.  INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT

ITEM 3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

     - Reference is made to the Registrant's annual report on Form 10-KSB for the year ended December 31, 2002.
     - Reference is made to the Registrant's quarterly report on Form 10-QSB for the quarter ended March 31, 2003.
     - Reference is made to the Registrant's quarterly report on Form 10-QSB for the quarter ended June 30, 2003.
     - Reference is made to the Registrant's quarterly report on Form 10-QSB for the quarter ended September 30, 2003.
     - All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the 2002 fiscal year; and
     - The description of the Company common stock which is contained in the registration statement or amendment to any registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating the description.


ITEM 4.  DESCRIPTION  OF  SECURITIES.

     Not  Applicable.

ITEM 5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

None.

ITEM 6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. The Company's

Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by Florida law. The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

     Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act of 1934, (collectively, the "Acts") as amended, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.

ITEM 7.  EXEMPTION  FROM  REGISTRATION  CLAIMED.

         None.

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER     EXHIBIT
------     -------

5.1        Opinion of Sichenzia  Ross Friedman Ference LLP

10.1       Sears Crawford Compensation Plan

23.1       Consent of R. E. Bassie & Co., independent public accountants

23.2       Consent of Sichenzia Ross Friedman Ference LLP is contained in
           Exhibit 5.1.


ITEM 9.  UNDERTAKINGS.

     (a)  The  undersigned  registrant  hereby  undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and

Exchange Commission SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of an amendment to a filing on Form S-8 and authorized this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on March 23, 2004.


CALYPSO  WIRELESS,  INC.


By:  /s/  David  Davila                  Date:  March  23,  2004
     ------------------
     David  Davila
     Chief  Executive  Officer
       and  President


By:  /s/  Winfred  Fields                Date:  March  23,  2004
     --------------------
     Winfred  Fields
     Chief  Financial  Officer